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                                                                    Exhibit 23.2

                         Independent Auditors' Consent

The Board of Directors
General Growth Properties, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82569, 333-84419,
333-88813, 333-88819, 333-82134 and 333-91621) on Form S-3 and the registration statements (Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461 and
333-79737) on Form S-8 of General Growth Properties, Inc. of our report dated January 30, 2002, with respect to the consolidated balance sheet of GGP/Homart, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended, and our report dated January 30, 2002, with respect to the consolidated balance sheet of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2001, and the related consolidated statements of income and comprehensive income, members' equity and cash flows for the year then ended, which reports appear in the December 31, 2001 annual report on Form 10-K of General Growth Properties, Inc.

Our reports refer to a change in the method of accounting for derivative instruments and hedging activities in 2001.

KPMG LLP

Chicago, Illinois
March 14, 2002

                                      S-9